EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by Lawson Software, Inc. (the Company, Lawson, we, us or our) to reflect our acquisition of Quovadx Holdings, Inc., and its subsidiaries, including Healthvision Solutions, Inc. (together Healthvision), which was completed on January 11, 2010.  The transaction is more fully described in Item 2.01 of the Current Report on Form 8-K that we filed on January 11, 2010.

The unaudited pro forma condensed combined balance sheet as of November 30, 2009 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009 are based on the historical financial statements of Lawson and Healthvision after giving effect to the acquisition and applying the assumptions and pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of November 30, 2009 is presented as if the acquisition of Healthvision had occurred on November 30, 2009.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and for the six-month period ended November 30, 2009 combine the results of operations of Lawson and Healthvision as if the acquisition of Healthvision had occurred on June 1, 2008.

Our acquisition of Healthvision has been accounted for in accordance with the Financial Accounting Standards Board (FASB) guidance on accounting for business combinations.   Pursuant to this guidance we used the acquisition method to account for this transaction whereby the purchase price was allocated to and we recognized the fair values of the tangible and intangible assets acquired and liabilities assumed.  These fair values were based on our estimates as of the acquisition date of January 11, 2010.   The excess of the purchase price over the net tangible and identifiable intangible assets acquired was recorded as goodwill. See Note 3 for more detail.

We have prepared the unaudited pro forma condensed combined financial statements for illustrative purposes only and they are not intended to represent or be indicative of the combined financial position or combined results of operations that would actually have been realized had Lawson and Healthvision been a combined company during the respective periods presented or of the results that we may achieve in future periods.  In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the acquisition.

LAWSON SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF NOVEMBER 30, 2009

(in thousands)

	Historical		Pro Forma
					Lawson
	Lawson	Healthvision	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$360,463	$10,016	$(170,016)	(A)	$200,463
Restricted cash - current	9,400	—	—		9,400
Trade accounts receivable, net	120,169	16,803	—		136,972
Income taxes receivable	723	—	—		723
Deferred income taxes - current	19,085	871	(33)	(B)	19,923
Prepaid expenses and other current assets	51,829	2,447	—		54,276
Total current assets	561,669	30,137	(170,049)		421,757
Restricted cash - non-current	931	—	—		931
Property and equipment, net	54,764	3,219	—		57,983
Goodwill	502,572	29,516	48,699	(C)	580,787
Other intangible assets, net	83,413	70,711	24,789	(D)	178,913
Deferred income taxes - non-current	39,288	—	8,497	(B)	47,785
Other assets	14,120	750	(750)	(E)	14,120
Total assets	$1,256,757	$134,333	$(88,814)		$1,302,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt - current	$3,926	$8,500	$(8,500)	(F)	$3,926
Accounts payable	5,983	1,759	—		7,742
Accrued compensation and benefits	70,754	—	1,498	(G)	72,252
Income taxes payable	4,585	135	—		4,720
Deferred income taxes - current	8,019	—	3,421	(B)	11,440
Deferred revenue - current	181,904	18,894	(10,300)	(H)	190,498
Other current liabilities	40,041	3,817	(2,081)	(I)	41,777
Total current liabilities	315,212	33,105	(15,962)		332,355
Long-term debt - non-current	220,974	72,744	(72,744)	(F)	220,974
Deferred income taxes - non-current	17,549	7,718	19,639	(B)	44,906
Deferred revenue - non-current	11,536	1,481	(807)	(H)	12,210
Other long-term liabilities	14,648	1,241	(896)	(J)	14,993
Total liabilities	579,919	116,289	(70,770)		625,438
Stockholders’ equity	676,838	18,044	(18,044)	(K)	676,838
Total liabilities and stockholders’ equity	$1,256,757	$134,333	$(88,814)		$1,302,276

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

LAWSON SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2009

(in thousands, except per share amounts)

	Historical		Pro Forma
					Lawson
	Lawson (1)	Healthvision	Adjustments		Combined
Revenues:
License fees	$109,683	$10,337	$—		$120,020
Maintenance services	350,202	21,038	—		371,240
Software revenues	459,885	31,375	—		491,260
Consulting	297,443	21,199	—		318,642
Total revenues	757,328	52,574	—		809,902
Cost of revenues:
Cost of license fees	24,361	2,270	8,363	(L)	34,994
Cost of maintenance services	64,533	6,290	—		70,823
Cost of software revenues	88,894	8,560	8,363		105,817
Cost of consulting	269,738	11,514	—		281,252
Total cost of revenues	358,632	20,074	8,363		387,069
Gross profit	398,696	32,500	(8,363)		422,833
Operating expenses:
Research and development	82,377	5,645	—		88,022
Sales and marketing	162,975	6,405	—		169,380
General and administrative	79,765	19,920	(11,496)	(M)	88,189
Restructuring	19,954	—	—		19,954
Amortization of acquired intangibles	8,892	7,133	(2,170)	(N)	13,855
Total operating expenses	353,963	39,103	(13,666)		379,400
Operating income	44,733	(6,603)	5,303		43,433
Other income (expense), net:
Interest income	6,282	96	(3,296)	(O)	3,082
Interest expense	(15,625)	(6,567)	6,567	(P)	(15,625)
Other income (expense), net	532	(1,512)	1,512	(Q)	532
Total other income (expense), net	(8,811)	(7,983)	4,783		(12,011)
Income before income taxes	35,922	(14,586)	10,086		31,422
Income tax provision (benefit)	21,731	201	(1,606)	(R)	20,326
Net income (loss)	$14,191	$(14,787)	$11,692		$11,096

Net income per share:
Basic	$0.09				$0.07
Diluted	$0.09				$0.07

Weighted average common shares outstanding:
Basic	164,011				164,011
Diluted	166,393				166,393

(1) Adjusted to reflect adoption of the FASB guidance on accounting for convertible debt securities

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

LAWSON SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2009

(in thousands, except per share amounts)

	Historical		Pro Forma
					Lawson
	Lawson	Healthvision	Adjustments		Combined
Revenues:
License fees	$54,306	$3,279	$—		$57,585
Maintenance services	170,582	14,154	—		184,736
Software revenues	224,888	17,433	—		242,321
Consulting	128,526	11,564	—		140,090
Total revenues	353,414	28,997	—		382,411
Cost of revenues:
Cost of license fees	10,334	626	3,164	(L)	14,124
Cost of maintenance services	32,481	4,095	—		36,576
Cost of software revenues	42,815	4,721	3,164		50,700
Cost of consulting	111,778	6,372	—		118,150
Total cost of revenues	154,593	11,093	3,164		168,850
Gross profit	198,821	17,904	(3,164)		213,561
Operating expenses:
Research and development	42,891	2,676	—		45,567
Sales and marketing	75,877	3,475	—		79,352
General and administrative	38,847	(3,604)	8,321	(M)	43,564
Restructuring	4,751	—	—		4,751
Amortization of acquired intangibles	3,825	4,328	(936)	(N)	7,217
Total operating expenses	166,191	6,875	7,385		180,451
Operating income	32,630	11,029	(10,549)		33,110
Other income (expense), net:
Interest income	563	3	(416)	(O)	150
Interest expense	(9,044)	(3,273)	3,273	(P)	(9,044)
Other income (expense), net	(160)	2	—		(158)
Total other income (expense), net	(8,641)	(3,268)	2,857		(9,052)
Income before income taxes	23,989	7,761	(7,692)		24,058
Income tax provision (benefit)	15,258	(2,230)	2,295	(R)	15,323
Net income	$8,731	$9,991	$(9,987)		$8,735

Net income per share:
Basic	$0.05				$0.05
Diluted	$0.05				$0.05

Weighted average common shares outstanding:
Basic	161,256				161,256
Diluted	164,635				164,635

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.   Basis of Presentation

On January 11, 2010, we completed our acquisition of Healthvision, a Dallas-based company providing integration and application technology and related services to hospitals and large healthcare organizations, pursuant to the definitive Agreement and Plan of Merger (the Agreement), dated January 7, 2010.  Under the Agreement, Lawson acquired Quovadx Holdings, Inc., and its subsidiaries, including Healthvision Solutions, Inc. (together Healthvision) for $160.0 million in cash, which was paid out of our existing cash balances. The Agreement has been filed as Exhibit 10.1 of this Form 8-K/A.

The accompanying unaudited pro forma condensed combined financial statements have been prepared based on historical financial information of Lawson and Healthvision giving effect to the acquisition and applying the assumptions and pro forma adjustments described in these footnotes.  We believe that the assumptions used and the adjustments made are reasonable given the information available as of the date of this Form 8-K/A.  Certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP) have been condensed or omitted as permitted by Securities and Exchange Commission (SEC) rules and regulations.

The financial periods required to be presented in this Form 8-K/A are based on Lawson’s fiscal periods.  Our fiscal year ends May 31st of each year and Healthvision’s ended December 31st of each year. For the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009 as filed with the SEC in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively.  In order to meet the SEC’s pro forma requirements of combining operating results for Healthvision for an annual period that ends within 93 days of the end of Lawson’s latest annual fiscal period as filed with the SEC, we combined Healthvision’s nine-month period ended December 31, 2008 with the three-month period ended March 31, 2009 (calendar year 2008 quarters two through four and calendar year 2009 quarter one).  We combined this twelve-month period with our fiscal year ended May 31, 2009.  In addition, we combined Healthvision’s six-month period ended September 30, 2009 (calendar year 2009 quarters two and three) with our six-month period ended November 30, 2009.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009 are based on the historical financial results of Lawson and Healthvision after giving effect to the acquisition transaction as if it had occurred on June 1, 2008, the first day of our prior fiscal year.   These pro forma statements of operations are based on the assumptions and adjustments which give effect to events that are; directly attributable to the acquisition transaction; expected to have a continuing impact; and factually supportable, as described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of November 30, 2009 is based on our historical balance sheet as of that date and includes Healthvision’s balance sheet as of September 30, 2009, and gives effect to the acquisition transaction as if it had occurred on November 30, 2009. The pro forma adjustments give effect to events that are directly attributable to the acquisition and are factually supportable regardless of whether they have continuing impact or are nonrecurring.

These pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be achieved in the future.  In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the acquisition.  These unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the historical financial statements and accompanying notes of Healthvision contained in Exhibits 99.1 and 99.2 of this Form 8-K/A, Lawson’s Annual Report on Form 10-K filed with the SEC for our fiscal year ended May 31, 2009, our Quarterly Reports on Form 10-Q and 10-Q/A filed with the SEC for our fiscal quarters ended August 31, 2009 and November 30, 2009, and  recent Current Reports on Form 8-K that we have filed with the SEC.

Note 2—Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition had been completed on November 30, 2009 for balance sheet purposes and on June 1, 2008 for statements of operations purposes and include applicable pro forma adjustments required to reflect the combination of Lawson and Healthvision.

The following adjustments are reflected in the unaudited pro forma condensed combined balance sheet as of November 30, 2009 (in thousands):

(A)

To reflect cash paid by Lawson as consideration for the acquisition of Healthvision of $170,016 including $160,000 purchase price plus $10,016 for Healthvision’s’ existing cash and cash equivalents balance. See Note 3

(B)

To record adjustment required to properly reflect the deferred tax assets and deferred tax liabilities of Lawson and Healthvision on a combined basis:

•                  Eliminate Healthvision’s historic deferred tax assets of $871 and record deferred tax assets of $9,335 primarily related to acquired net operating losses, and

•                  Eliminate Healthvision’s historic deferred tax liabilities of $7,718 and record deferred tax liabilities of $30,778 primarily related to acquired intangible assets and acquired deferred revenue.

(C)	To record goodwill resulting from the acquisition. See Note 4

(D)	To record identifiable intangible assets acquired. See Note 4

(E)	To eliminate deferred financing costs related to Healthvision’s credit facility due to repayment of outstanding borrowings under the credit facility in connection with our acquisition of Healthvision.

(F)

To record repayment of amounts borrowed under Healthvision’s credit facility including amounts outstanding under their revolving line of credit and all outstanding term loans in connection with our acquisition of Healthvision.

(G)	To reclassify Healthvision’s “accrued compensation and benefits” of $1,498 from “other current liabilities”.

(H)	To adjust the carrying value of Healthvision’s deferred revenue balances to the fair value of Lawson’s remaining performance obligations.

(I)

To record the following pro forma adjustments to other current liabilities:

•                  To reflect payment of accrued interest payable of $448 in connection with repayment of amounts borrowed under Healthvision’s credit facility,

•                  To reflect settlement of accrued interest payable of $135 in connection with settlement of Healthvision’s interest rate swap contracts, and

•                  To reclassify $1,498 of Healthvision’s accrued benefits from “other current liabilities” to “accrued compensation and benefits”.

(J)

To record the following pro forma adjustments to other long-term liabilities:

•                  To reflect settlement of interest rate swap contracts of $1,241 related to Healthvision’s credit facility due to repayment of outstanding borrowings under the credit facility in connection with our acquisition of Healthvision, and

•                  To record a liability for unrecognized tax benefits related to uncertain tax positions of Healthvision of $345 in conjunction with the presumed initial adoption of ASC 740 at November 30, 2009.

(K)	To eliminate historical stockholders’ equity of Healthvision.

The following adjustments are reflected in the unaudited pro forma condensed combined statements of operations for our fiscal year ended May 31, 2009 and our six-month period ended November 30, 2009 (in thousands):

(L)

To record amortization expense related to technology intangible assets acquired in the Healthvision acquisition of $8,363 and $3,164 in the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009, respectively.

(M)

To record the following pro forma adjustments to general and administrative expenses:

•                  To eliminate amortization of deferred financing costs and other loan costs related to Healthvision’s credit facility (which was repaid in connection with our acquisition of Healthvision) of $2,272 and $205 in the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009, respectively, and

•                  To eliminate foreign currency translation gain (loss) recorded related to Healthvision’s Canadian credit facility which was repaid in connection with our acquisition of Healthvision. We have eliminated a translation loss of $9,224 and a translation gain of $8,526 in the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009, respectively.

(N)

To reflect amortization expense related to customer relationships and trade name intangible assets acquired in the Healthvision acquisition. We have increased total amortization expense related to acquired intangible assets by $6,193 and $2,228 in the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009, respectively. We have reflected the amortization expense related to acquired technology in “cost of license fees” as discussed in (L) above of $8,363 and $3,164, resulting in a net adjustment to “amortization of acquired intangibles” of $2,170 and $936 in the respective periods.

(O)

To record a reduction in interest income as a result of the cash paid by Lawson to acquire Healthvision.  We estimated the pro forma impact on interest income based on the net cash purchase consideration paid of $160,000 and the average yields on our investments during the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009 of 2.06% and 0.26%, respectively.

(P)	To eliminate interest expense related to amounts borrowed under Healthvision’s credit facility that were repaid in connection with our acquisition of Healthvision.

(Q)

To eliminate the “loss on extinguishment of debt” Healthvision recorded related to the amendment of their credit facility in the second quarter of calendar 2008 because amounts borrowed were repaid in connection with our acquisition of Healthvision.

(R)

To record the income tax impact of the pro forma adjustments reflected in the statements of operations for the fiscal year ended May 31, 2009 and the six-month period ended November 30, 2009. A significant portion of these adjustments relate to the tax impact of the elimination of unrealized foreign currency translation gain (loss) as discussed in (N) above and to reflect the unrecognized tax benefits related to uncertain tax positions of Healthvision in (J) above.

Note 3.   Acquisition Accounting

On January 11, 2010, we completed our acquisition of Healthvision through the acquisition of all the outstanding stock of privately held Quovadx Holdings, Inc., Healthvision’s parent holding company, for $160.0 million in cash, net of $10.0 million of cash acquired from Healthvision.  The purchase consideration was paid out of our existing cash balances. The final purchase price is subject to certain post-closing adjustments.

We used the acquisition method to account for the acquisition in accordance with the FASB guidance on accounting for business combinations.  Under the acquisition method, the purchase price was allocated to, and we recognized the fair values of, the tangible and intangible assets acquired and liabilities assumed.  We are responsible for determining the fair values of these assets and liabilities. These fair values were based on our preliminary estimates as of the acquisition date of January 11, 2010 and were based on a number of factors, including valuations.  The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill.

The allocation of the purchase price of the acquisition used in these unaudited pro forma condensed combined financial statements is based upon our estimates and assumptions at the date of preparation, which have been made for the purpose of developing such pro forma condensed combined financial statements. The actual fair value of tangible and identified intangible assets acquired, liabilities assumed and goodwill to be recorded from this transaction, is dependent upon our final assumptions and conclusions and may differ from the estimates we used in this analysis.

Assuming the acquisition transaction had occurred on November 30, 2009, the purchase price would be allocated as reflected in the following table (in thousands):

Fair value of purchase consideration	$160,000

Fair value of tangible net assets acquired, excluding cash of $10,016	$16,996
Goodwill	78,215
Identified intangible assets subject to amortization	95,500
Deferred revenue	(9,268)
Deferred income taxes – liability, net	(21,443)
Total	$160,000

Note 4.   Goodwill and Other Intangible Assets

Goodwill and identified intangible assets related to our acquisition of Healthvision have been accounted for in accordance with the FASB guidance on accounting for goodwill and other intangible assets.

Goodwill

Pro forma adjustments to goodwill are as follows (in thousands):

Eliminate Healthvision’s historic goodwill	$(29,516)
Goodwill recorded in acquisition accounting	78,215
Pro forma adjustment to goodwill, net	$48,699

Lawson goodwill balance as of November 30, 2009	$502,572
Healthvision’s goodwill balance as of September 30, 2009	29,516
Pro forma adjustment to goodwill, net	48,699
Pro forma goodwill balance at November 30, 2009	$580,787

Intangible Assets

Pro forma adjustments to intangible assets include the following (in thousands):

Fair value of Healthvision identified intangible assets acquired:
Existing technology	$45,500
Existing customer relationships	46,000
Trade names	4,000
Total Healthvision intangible assets acquired	$95,500

Healthvision intangible assets acquired		$95,500
Eliminate Heathlvision’s historic intangible assets, net		(70,711)
Pro forma adjustment to intangible assets, net		$24,789

Lawson intangible assets at November 30, 2009		$83,413
Healthvision intangible assets at September 30, 2009		70,711
Pro forma adjustment to identified intangible assets, net		24,789
Pro forma intangible assets at November 30, 2009		$178,913

The identified intangible assets will be amortized using accelerated and straight-line methods that approximate the proportion of future cash flows estimated to be generated in each period over the estimated useful life of the applicable asset. The specific estimated life for the individual intangible asset categories are as follows: existing technology—ten years, existing customer relationships—fifteen years, and trade names—ten years.

The estimated future annual amortization for identified intangible assets acquired is as follows for our fiscal years (in thousands):

2010 (from January 11, 2010 to May 31, 2010)	$5,571
2011	13,237
2012	12,453
2013	10,949
2014	9,779
Thereafter	43,511
$95,500